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                                                                     Exhibit 2.A


                   AMENDMENT NO. 2 TO BINDING LETTER OF INTENT

This Amendment dated as of October 21 2002 (this "SECOND AMENDMENT") amends the Binding Letter of Intent dated as of September 26, 2002 (the "LOI") among Louise
T. Blouin MacBain ("LTBM"), Rothschilds Trust Guernsey Limited (the "LTBM TRUSTEES"), as trustees of the Leo Trust (the "LTBM TRUST"), John H. MacBain ("JHM") and Codan Trust Company Limited (the "JHM TRUSTEES") as trustees of The JACTMAC Media Trust (the "JHM TRUST"), as amended by the first Amendment thereto dated as of 13 October 2002 (the "FIRST Amendment") among the same parties. Although this Second Amendment contemplates the execution and delivery of a definitive agreement, it is intended to be legally binding upon each of LTBM, the LTBM Trust, JHM and the JHM Trust.

Terms used in this Second Amendment and not defined herein are used as defined in the LOI or in the First Amendment, as the case may be.

1 The provisions of this Second Amendment are conditional on the LTBM Trust having received a further advance against the Closing of Euro2,000,000 promptly after the execution and delivery of this Second Amendment by all parties hereto; such further advance to be extended by Floscule (except as may be otherwise agreed between JHM and LTBM) and which will therefore further reduce the amount of net proceeds that would otherwise be released at the Closing to LTBM's Trust in accordance with Section 4 of the LOI; it being understood that, if the Closing shall not have occurred as contemplated by the LOI and the parties shall not have signed a definitive transaction agreement by October 31, 2002 in respect of the transactions contemplated by the LOI, then LTBM's Trust shall be obligated to repay such advance (and the advance of Euro2,000,000 made pursuant to Section 1(c) of the First Amendment) to Floscule no later than December 2, 2002.

2 If the condition set out in Section 1(b) of the First Amendment has not been fulfilled by the Closing Date, Closing will nevertheless proceed on the Closing Date (and the Option Term shall be extended to May 16, 2005, subject to fulfilment of the condition set out in Section 1(d) of the First Amendment), provided that either:

         (a) the condition set out in Section 1(b) of the First Amendment is fulfilled on or before November 29, 2002 and the net proceeds of the sale of the Class A Shares referred to therein (the "UNSOLD SHARES") shall have been released to LTBM's Trust within 3 business days of the relevant sales; or

         (b) if the condition set out in Section 2(a) above is not fulfilled on or before November 29, 2002, the following shall have occurred:

                 (i) on or before November 29, 2002, JHM or JHM's Trust shall have caused there to be transferred to (or to the order of) LTBM's Trust a total of 1,000,000 Class A Shares (the "PRICE SHORTFALL PROTECTION SHARES");

                 (ii) LTBM's Trust may seek to sell the Unsold Shares commencing March 10, 2003 (or such other date as is 2 business days after the announcement by the Company of its audited results for the financial year ending December 31, 2002), provided that the relevant date is not a blackout day (in which case sales may commence on the next business day which is not a blackout day);


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                 (iii)   if the average gross price (before commissions)
                         received on the sale of the Unsold Shares is less than Euro7.80 per share plus an amount per share equal to the sum of 6.9% per annum calculated from November 30, 2002 to the date or dates of completion of such sales (such shortfall being the "PRICE SHORTFALL"), LTBM's Trust may, once all of the Unsold Shares have been sold, cause to be sold, after the date on which sales of the Unsold Shares are permitted to commence pursuant to sub-paragraph (ii) above and prior to June 30, 2003, such number of the Price Shortfall Protection Shares as are necessary to achieve gross proceeds (before commissions) equal to the Price Shortfall, and the proceeds of sale of such number of Price Shortfall Protection Shares shall be retained by LTBM's Trust absolutely; and

                 (iv) any Price Protection Shortfall Shares which are not required to be sold pursuant to sub-paragraph (iii) above to fund the Price Shortfall shall be returned by LTBM's Trust to JHM's Trust promptly after the sale of sufficient Price Protection Shortfall Shares or promptly after June 30, 2003, whichever shall be the earlier.

3 JHM agrees that he shall pay the legal expenses of Linklaters in connection with the First Amendment and the Second Amendment, up to a maximum of (GBP)20,000.

4 All other provisions of the LOI (as amended by the First Amendment) remain unaffected by this Second Amendment.

5 This Second Amendment will take effect (a) as to LTBM or JHM, when each of them has signed this Second Amendment, (b) as to the LTBM Trust, when the LTBM Trustees have signed this Amendment and (c) as to the JHM Trust, when the JHM Trust has signed this Second Amendment. Each of LTBM and JHM agrees to use commercially reasonable best efforts to have their respective trustees sign this Second Amendment as promptly as possible (i.e. within 24 hours of JHM's and LTBM's signing). This Second Amendment may be signed in counterparts, all of which, taken together, shall constitute one and the same agreement.

6 Each of the LTBM Trustees and the JHM Trustees (the "Trustees") has entered into this Second Amendment solely in its capacity as trustee of the respective trusts of which they are trustees and the obligations of the Trustees hereunder are subject to the provisions of such trusts. Notwithstanding any other provision of this Second Amendment, the LOI or the First Amendment, any and all liabilities of the Trustees created by this Second Amendment shall be limited to the extent such liability can be met from and out of the funds or other property from time to time subject to the trusts of the respective trusts and, accordingly:

         (a) the obligations of, and rights against, the Trustees under this Second Amendment and any and all liability of the Trustees that may otherwise arise in connection with this Second Amendment and the matters contained in this Second Amendment shall be performed, satisfied and paid only out of, and enforced only against and recourse under this Second Amendment shall be had only against, the funds and or other property from time to time subject to the trusts contained in the respective trust deeds; and

         (b) no obligation of the Trustees under this Second Amendment or that otherwise may arise in connection with the matters contained in this Second Amendment is binding upon, nor in respect thereof shall any resort or recourse be had, judgment


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                 issued, or execution or other process levied against, any other property of the Trustees held in its capacity as trustee under other trust instruments or held in its personal capacity.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

























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Agreed and Accepted as of the date first above written.



/s/ Louise T. Blouin MacBain             The Leo Trust
-----------------------------
Louise T. Blouin MacBain
                                         By: Rothschilds Trust Guernsey Limited,
                                             As trustees of the Leo Trust


                                             By:  /s/ John Etheridge
                                                  -----------------------------
                                                  Name: John Etheridge
                                                  Title: Authorized Signatory


Agreed and accepted as of the date first above written



/s/ John H. MacBain                     The JACTMAC Media Trust
--------------------
John H. MacBain
                                        By: Codan Trust Company Limited, Trustee


                                            By:  /s/ Craig MacIntyre
                                                 -----------------------------
                                                 Name: Craig MacIntyre
                                                 Title: Director









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